Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES RECORD THIRD QUARTER
FISCAL YEAR 2014 RESULTS

Net Sales Reached Record $557.4 Million, 22% Increase

Operating Income Increased 25% to 11.4% of Net Sales
Adjusted Operating Income Increased 25% to 13.0% of Net Sales

Earnings Per Diluted Share of $0.75
Adjusted Earnings Per Diluted Share of $0.88

Operating Free Cash Flow of $91.6 Million for the Nine Months

Lake Success, NY, May 8, 2014-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company providing consumers with A Healthier Way of Life™, today reported record results for its third quarter ended March 31, 2014.

Performance Highlights

•	Adjusted earnings per diluted share from continuing operations of $0.88, a 22% increase

•	Earnings per diluted share from continuing operations of $0.75, compared to $0.87 a year ago, which included a $0.28 one-time tax benefit

•	Record quarterly net sales of $557.4 million, a 22% increase

•	Operating income of $63.6 million, 11.4% of net sales; adjusted operating income of $72.3 million, 13.0% of net sales

•	Adjusted EBITDA of $83.3 million, 14.9% of net sales; EBITDA of $76.4 million, 13.7% of net sales

•	Operating Free Cash Flow of $91.6 million for the nine months ended March 31, 2014

“We are pleased with our record third quarter results, the highest net sales in the Company’s history and our 13th consecutive quarter of year-over-year double digit net sales and adjusted earnings growth,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “We continue to experience strong demand for our organic and natural brands as demonstrated by the increasing consumption of our products. Today, our products are available on shelves across more geographies and sales channels, and we believe the opportunities ahead are even more compelling as we expand with new and existing customers.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Third Quarter Fiscal 2014
The Company reported net sales of $557.4 million, a 22% increase, compared to net sales of $456.1 million in the third quarter of fiscal year 2013. Hain Celestial US reported record third quarter net sales of $319.5 million, a 15% increase. In the United Kingdom, net sales were $176.9 million, and the Rest of World segment reported net sales of $61.0 million. The Company had strong brand contribution across various sales channels led by Imagine®, The Greek Gods®, Spectrum®, Earth’s Best®, Garden of Eatin’®, Sensible Portions®, Bearitos®, Terra®, Cully & Sully®, Hartley’s®, Gale’s®, Sun-Pat®, Frank Cooper’s®, Robertson’s®, Linda McCartney®, Lima®, Danival®, Natumi® and Alba Botanica®. The growth in net sales also resulted from sales of the Ella’s Kitchen® brand acquired in the fourth quarter of fiscal year 2013 and the Tilda® brand acquired in the third quarter of fiscal year 2014.

For the third quarter, the Company earned adjusted net income from continuing operations of $44.5 million compared to $34.4 million in the prior year third quarter, a 29% increase and reported adjusted earnings per diluted share from continuing operations of $0.88 compared to $0.72, a 22% increase. Net income was $35.2 million compared to $40.7 million in the prior year third quarter when the Company reported a tax benefit of $13.2 million, or $0.28 per diluted share, resulting from a worthless stock tax deduction for an investment in one of the Company’s UK subsidiaries. Refer to Non-GAAP Financial Measures for adjustments.

“The third quarter was a significant quarter for the Company with many accomplishments,” added Irwin Simon. “We closed on the acquisition of Tilda®, a leading global rice brand, which expanded our branded grocery product offerings with basmati rice into the Ethnic Specialty Channel and into new geographies in the Middle East, North Africa and India. At this year’s Natural Products Expo West, which had a record-breaking 67,000 attendees, we featured over 100 new and exciting food, beverage and personal care products and met with leading accounts from across all sales channels. Lastly, with several of our key commodities rising, we managed to control our costs and delivered productivity savings, which we expect to continue throughout the rest of this fiscal year and into fiscal year 2015. We expect additional integration opportunities from our BluePrint and Ella’s Kitchen acquisitions to continue into next year.”

Acquisitions and Divestitures
“We are excited by the strategic acquisition of Rudi’s Organic Bakery, Inc., (“Rudi’s”), a leading certified organic bread brand, as we look for the latest trends, and consumers are increasing their purchases of whole grains, organic and gluten-free product offerings,” commented Irwin Simon. “As a company committed to driving product innovation, we plan to build upon Rudi’s leadership position and see the opportunity to take Rudi’s into complementary product categories. We have a proven ability to expand great brands and products into various channels of distribution including the conventional, mass and club channels where we see significant opportunities for increased growth.”

During the third quarter, the Company completed the previously announced divestiture of the Grains Noirs business as well as other discontinued products in Europe, which were non-core assets. The Company will continue to review its portfolio as it focuses on its core strategy of organic and natural brands and products by streamlining its business where appropriate and seeking out strategic accretive acquisitions which complement the Company’s growth plans.

Fiscal Year 2014 Guidance
The Company raised its annual guidance for fiscal year 2014 to reflect the Rudi’s acquisition completed in April 2014 and performance year to date:

•	Total net sales range of $2.145 billion to $2.150 billion for fiscal year 2014; an increase of approximately 24% as compared to fiscal year 2013.

•	Earnings range of $3.14 to $3.17 per diluted share for fiscal year 2014; an increase of 24% to 25% as compared to fiscal year 2013.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related fees and expenses, integration and restructuring charges, factory start-up costs, certain litigation expenses, unrealized currency gains and losses and specific losses on equity-method investees that have been or may be incurred during the Company’s fiscal year 2014, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results

The Company’s operations are organized into geographic segments: United States, United Kingdom and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of third quarter and nine month results by reportable segment:

(dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Non-GAAP Adjustments (1)	Adjusted (1)
Net sales - Three months ended 3/31/14	$319,471	$176,939	$61,010	$—	$—	$557,420
Net sales - Three months ended 3/31/13	$277,582	$121,162	$57,343	$—	$—	$456,087
% change	15.1%	46.0%	6.4%			22.2%

Operating income (loss) - Three months ended 3/31/14	$56,702	$18,366	$5,100	$(16,539)	$8,627	$72,256
Operating income (loss) - Three months ended 3/31/13	$51,260	$8,793	$5,170	$(14,164)	$6,561	$57,620
% change	10.6%	108.9%	(1.4)%			25.4%

Operating income margin - Three months ended 3/31/14	17.7%	10.4%	8.4%			13.0%
Operating income margin - Three months ended 3/31/13	18.5%	7.3%	9.0%			12.6%

(dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Non-GAAP Adjustments (1)	Adjusted (1)
Net sales - Nine months ended 3/31/14	$959,191	$436,985	$173,607	$—	$—	$1,569,783
Net sales - Nine months ended 3/31/13	$810,644	$299,277	$161,292	$—	$—	$1,271,213
% change	18.3%	46.0%	7.6%			23.5%

Operating income (loss) - Nine months ended 3/31/14	$159,578	$32,278	$12,010	$(36,152)	$14,423	$182,137
Operating income (loss) - Nine months ended 3/31/13	$135,359	$19,843	$13,844	$(34,467)	$10,977	$145,556
% change	17.9%	62.7%	(13.2)%			25.1%

Operating income margin - Nine months ended 3/31/14	16.6%	7.4%	6.9%			11.6%
Operating income margin - Nine months ended 3/31/13	16.7%	6.6%	8.6%			11.5%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast
Hain Celestial will host a conference call and webcast at 8:30 AM Eastern Time today to review its third quarter fiscal year 2014 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Tilda®, Akash Basmati®, Abu Shmagh®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) opportunities ahead; (ii) productivity savings; (iii) integration opportunities; (iv) the acquisition of Rudi’s and the potential for growth therefrom; (v) its core strategy and (vi) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2014. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2014 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investments to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2013. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income from continuing operations, adjusted earnings per diluted share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and nine months ended March 31, 2014 and 2013 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration and restructuring charges. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as one of the criteria for evaluating performance-based executive compensation.

For the three and nine months ended March 31, 2014 and 2013, EBITDA and adjusted EBITDA were calculated as follows:

	3 Months Ended		9 Months Ended
(dollars in thousands)	3/31/2014	3/31/2013	3/31/2014	3/31/2013
Net Income	$35,241	$40,715	$104,127	$88,723
Income taxes	19,748	1,610	48,247	26,052
Interest expense, net	5,699	4,777	16,193	12,891
Depreciation and amortization	12,789	10,529	34,597	27,522
Equity in earnings of affiliates	(83)	(293)	(2,128)	(151)
Stock based compensation	3,020	3,236	9,657	9,837
EBITDA	$76,414	$60,574	$210,693	$164,874

Acquisition related fees and expenses, integration and restructuring charges	6,883	3,825	9,885	8,240
Adjusted EBITDA	$83,297	$64,399	$220,578	$173,114

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the nine months ended March 31, 2014 and 2013, operating free cash flow was calculated as follows:

(dollars in thousands)	9 Months Ended 3/31/2014	9 Months Ended 3/31/2013
Cash flow provided by operating activities	$122,281	$67,864
Purchases of property, plant and equipment	(30,724)	(49,021)
Operating free cash flow	$91,557	$18,843

Operating free cash flow increased to $91.6 million for the nine months ended March 31, 2014 from $18.8 million in the prior year period as a result of the increase in our net income and improved working capital management.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,422	$41,263
Trade receivables, net	302,078	233,641
Inventories	299,464	250,175
Deferred income taxes	17,620	17,716
Other current assets	44,601	32,377
Total current assets	765,185	575,172

Property, plant and equipment, net	298,897	235,841
Goodwill, net	1,096,525	876,106
Trademarks and other intangible assets, net	609,492	498,235
Investments and joint ventures	39,367	46,799
Other assets	28,586	26,341
Total assets	$2,838,052	$2,258,494

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$217,746	$184,996
Accrued expenses and other current liabilities	90,223	76,657
Current portion of long-term debt	82,395	12,477
Total current liabilities	390,364	274,130

Long-term debt, less current portion	750,331	653,464
Deferred income taxes	134,921	114,395
Other noncurrent liabilities	13,014	14,950
Total liabilities	1,288,630	1,056,939

Stockholders' equity:
Common stock	514	490
Additional paid-in capital	957,070	768,774
Retained earnings	593,894	489,767
Accumulated other comprehensive income	38,034	(27,251)
Subtotal	1,589,512	1,231,780
Treasury stock	(40,090)	(30,225)
Total stockholders' equity	1,549,422	1,201,555

Total liabilities and stockholders' equity	$2,838,052	$2,258,494

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net sales	$557,420	$456,087	$1,569,783	$1,271,213
Cost of sales	404,627	329,924	1,154,790	919,075
Gross profit	152,793	126,163	414,993	352,138
Selling, general and administrative expenses	78,268	70,087	227,092	202,652
Amortization of acquired intangibles	4,133	3,161	11,248	8,635
Acquisition related expenses including integration and restructuring charges, net	6,763	1,856	8,939	6,272
Operating income	63,629	51,059	167,714	134,579
Interest expense and other expenses	5,946	7,913	15,839	15,100
Income before income taxes and equity in earnings of equity-method investees	57,683	43,146	151,875	119,479
Income tax provision	19,748	1,610	48,247	25,770
Income of equity-method investees, net of tax	(83)	(293)	(2,128)	(151)
Income from continuing operations	38,018	41,829	105,756	93,860
Loss from discontinued operations, net of tax	(2,777)	(1,114)	(1,629)	(5,137)
Net income	$35,241	$40,715	$104,127	$88,723

Basic net income per share:
From continuing operations	$0.76	$0.90	$2.18	$2.05
From discontinued operations	(0.06)	(0.02)	(0.03)	(0.11)
Net income per share - basic	$0.71	$0.88	$2.15	$1.94

Diluted net income per share:
From continuing operations	$0.75	$0.87	$2.13	$1.99
From discontinued operations	(0.06)	(0.02)	(0.03)	(0.11)
Net income per share - diluted	$0.69	$0.85	$2.10	$1.88

Weighted average common shares outstanding:
Basic	49,965	46,508	48,473	45,822
Diluted	50,751	47,821	49,623	47,248

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014 GAAP	Adjustments	2014 Adjusted	2013 Adjusted
	(Unaudited)
Gross profit	$152,793	$1,096	$153,889	$128,309
Selling, general and administrative expenses	78,268	(768)	77,500	67,528
Amortization of acquired intangibles	4,133	—	4,133	3,161
Acquisition related expenses including integration and restructuring charges, net	6,763	(6,763)	—	—
Operating income	63,629	8,627	72,256	57,620
Interest and other expenses, net	5,946	913	6,859	5,775
Income before income taxes and equity in earnings of equity-method investees	57,683	7,714	65,397	51,845
Income tax provision	19,748	1,368	21,116	17,790
(Income) of equity-method investees, net of tax	(83)	(158)	(241)	(362)
Income from continuing operations	$38,018	$6,504	$44,522	$34,417

Income per share from continuing operations - basic	$0.77	$0.13	$0.90	$0.74
Income per share from continuing operations - diluted	$0.75	$0.13	$0.88	$0.72
Weighted average common shares outstanding:
Basic	49,695		49,695	46,508
Diluted	50,751		50,751	47,821

	FY 2014		FY 2013
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Factory start-up costs	$977	$230	$559	$190
Acquisition related integration costs	119	27	1,587	413
Cost of sales	1,096	257	2,146	603

Acquisition related integration costs	—	—	584	155
Litigation expenses	768	292	1,975	751
Selling, general and administrative expenses	768	292	2,559	906

Acquisition related fees and expenses, integration and restructuring charges	6,918	2,481	1,856	432
Contingent consideration (income) expense, net	(155)	—	—	—
Acquisition related (income) expenses including integration and restructuring charges	6,763	2,481	1,856	432

Unrealized currency impacts	(524)	(213)	1,882	713
Gain on disposal of investment held for sale	(467)	(177)	—	—
Interest accretion and other items, net	78	20	256	79
Interest and other expenses, net	(913)	(370)	2,138	792

Net (income) loss from Hutchison Hain Organic Holdings Limited discontinued operation	—	—	69	—
Hain Pure Protein Corporation mortality losses	158	—	—	—
After-tax (income) loss of equity-method investees	158	—	69	—

Worthless stock tax deduction	—	—	—	13,186
Decrease in unrecognized tax benefits	—	—	—	261
Nondeductible acquisition related transaction expenses	—	(1,292)	—	—
Income tax provision	—	(1,292)	—	13,447

Total adjustments	$7,872	$1,368	$8,768	$16,180

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2014 GAAP	Adjustments	2014 Adjusted	2013 Adjusted
	(Unaudited)
Gross profit	$414,993	$4,037	$419,030	$354,284
Selling, general and administrative expenses	227,092	(1,447)	225,645	200,093
Amortization of acquired intangibles	11,248	—	11,248	8,635
Acquisition related expenses including integration and restructuring charges, net	8,939	(8,939)	—	—
Operating income	167,714	14,423	182,137	145,556
Interest and other expenses, net	15,839	3,085	18,924	14,216
Income before income taxes and equity in earnings of equity-method investees	151,875	11,338	163,213	131,340
Income tax provision	48,247	4,717	52,964	44,355
(Income) of equity-method investees, net of tax	(2,128)	(158)	(2,286)	(1,498)
Income from continuing operations	$105,756	$6,779	$112,535	$88,483

Income per share from continuing operations - basic	$2.18	$0.14	$2.32	$1.93
Income per share from continuing operations - diluted	$2.13	$0.14	$2.27	$1.87
Weighted average common shares outstanding:
Basic	48,473		48,473	45,822
Diluted	49,623		49,623	47,248

	FY 2014		FY 2013
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Factory start-up costs	$3,120	$814	$559	$190
Acquisition related integration costs	480	109	1,587	413
Co-pack contract termination costs	437	166	—	—
Cost of sales	4,037	1,089	2,146	603

Acquisition related integration costs	—	—	584	155
Litigation expenses	1,223	465	1,975	751
Expenses related to third party sale of common stock	224	85	—	—
Selling, general and administrative expenses	1,447	550	2,559	906

Acquisition related fees and expenses, integration and restructuring charges	10,875	3,795	6,272	1,558
Contingent consideration (income) expense, net	(1,936)	(1,117)	—	—
Acquisition related (income) expenses including integration and restructuring charges	8,939	2,678	6,272	1,558

Unrealized currency impacts	(2,941)	(1,260)	1,882	713
Gain on disposal of investment held for sale	(701)	(266)	—	—
Currency gain on acquisition payment	—	—	(1,396)	(548)
Interest accretion and other items, net	557	184	398	113
Interest and other expenses, net	(3,085)	(1,342)	884	278

Net (income) loss from Hutchison Hain Organic Holdings Limited discontinued operation	—	—	1,347	—
Hain Pure Protein Corporation mortality losses	158	—	—	—
After-tax (income) loss of equity-method investees	158	—	1,347	—

Worthless stock tax deduction	—	—	—	13,186
Discrete tax benefit resulting from enacted tax rate change	—	3,777	—	—
Decrease in unrecognized tax benefits	—	(550)	—	2,054
Nondeductible acquisition related transaction expenses	—	(1,485)	—	—
Income tax provision	—	1,742	—	15,240

Total adjustments	$11,496	$4,717	$13,208	$18,585